Runway Growth Finance Corp. Closes Acquisition of SWK Holdings Corporation and Provides First Quarter 2026 Business and Portfolio Update

Closed Acquisition of SWK Holdings Corporation, Expanding Healthcare and Life Sciences Exposure and Scaling Platform

Completed Four Investments in New and Existing Portfolio Companies Representing $17.6 Million in Funded Investments

MENLO PARK, Calif., April 7, 2026 (GLOBE NEWSWIRE) -- Runway Growth Finance Corp. (Nasdaq: RWAY), (“Runway Growth” or the “Company”), a leading provider of flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity, today announced that it has completed its previously announced acquisition of SWK Holdings Corporation (“SWK” or “SWK Holdings”). Additionally, the Company today provided an operational and portfolio update for the quarter ended March 31, 2026, as well as an update on investment team changes.

Runway Growth’s Founder and CEO David Spreng said, “We are pleased to announce the successful closing of our acquisition of SWK, which represents a meaningful step forward in advancing our ongoing portfolio optimization and diversification strategy. This transaction enhances our scale, deepens our investment capabilities in healthcare and life sciences, and further diversifies our portfolio. Notably, our investment adviser committed an additional $9.0 million in cash as consideration to the stockholders of SWK, highlighting the team’s confidence in the strength of our platform against the current macro backdrop, as well as its alignment with the BDC and its shareholders. Looking ahead, we believe we are well positioned to build on our diversified portfolio and capitalize on an improving opportunity set across verticals.”

Acquisition of SWK Holdings Corporation

Runway Growth’s acquisition of SWK, a life science focused specialty finance company that provides minimally dilutive financing to small- and mid-sized commercial-stage healthcare companies, closed on April 6, 2026. The final purchase price for the transaction was $249.0 million, including $75.5 million in Runway Growth shares valued at closing NAV per share of $11.93 and $173.5 million in cash. The acquisition is expected to be accretive to net investment income and enhance the Company’s earnings power, supporting improved dividend coverage and long-term return potential.

As previously disclosed, the total merger consideration was determined based on SWK’s final NAV, which was struck 48 hours prior to closing (excluding Sundays and holidays) and was reflective of its accumulated retained earnings between June 30, 2025, and close. Additionally, Runway Growth Capital LLC (“Runway Growth Capital”), in its capacity as Runway Growth’s external investment adviser, contributed $9.0 million in cash as consideration to the stockholders of SWK separate from and in addition to the consideration described in the preceding paragraph.

This transaction expands Runway Growth’s balance sheet to $1.2 billion in total assets on a pro forma basis, reinforcing its position as a scaled platform within the venture lending market. The transaction also increases the proportion of healthcare and life sciences investments within the portfolio to approximately 32%, compared to 14% as of December 31, 2025, accelerating diversification into a large and growing end market.

Advisors

Simpson Thacher & Bartlett LLP served as legal counsel to Runway Growth in connection with the transaction.

Keefe, Bruyette & Woods, A Stifel Company, served as lead financial advisor to SWK in connection with the transaction. Goodwin Procter LLP served as SWK’s legal counsel.

Portfolio Update

Originations

During the first quarter of 2026, Runway Growth funded four investments totaling $17.6 million: one investment in a new portfolio company and three investments in existing portfolio companies. These include:

•
Completion of a new $7.5 million investment to HR Pharmaceuticals Inc. (dba “HR Healthcare”), funding $5.5 million of debt at close, along with $2.0 million of preferred equity financing. HR Healthcare is a founder-owned medical products platform specializing in the development, manufacturing, and supply of branded, consumable products serving acute and home care markets; and
•
Completion of follow-on investments with an aggregate amount of $10.1 million to three existing portfolio companies.
•
The Company also completed an additional debt commitment of $46.3 million to 13 Scents Inc. (dba “Dossier”). Dossier is a digitally-native fragrance brand founded in 2018, selling both “Impressions” (inspired-by) and its growing “Originals” (in-house) fragrances. The commitment will be partially funded in the second quarter of 2026.

Liquidity Events

During the first quarter of 2026, Runway Growth experienced the following liquidity events, totaling $19.0 million in its investment portfolio:

•
Full principal repayment of the Company’s senior secured term loan to Moximed, Inc. of $15.0 million;
•
Partial principal repayment of the Company’s senior secured term loan to Shepard Intermediate, LLC (dba Federal Hearings and Appeals Services, “FHAS”) of $0.3 million;
•
Other scheduled loan principal amortization payments of $1.7 million; and
•
Proceeds of $2.0 million from the sales of assets from Pivot3 Inc.

Portfolio Construction and Management

Runway Growth is a credit-first organization, carefully structured to focus on what it believes to be the highest quality, late-stage companies in the venture debt market. The Company seeks to uphold industry-leading investment standards as well as disciplined underwriting and monitoring of its portfolio. Runway Growth is positioned as a preferred lender in the venture debt space, supporting and working closely with companies to help them reach their full growth potential. Since inception, the Company has focused on the fastest growing sectors of the economy, including healthcare, technology and select consumer services and products industries.

As of March 31, 2026, the Runway Growth portfolio included 44 debt investments to 32 portfolio companies and 71 equity investments in 47 portfolio companies, including 23 portfolio companies where Runway Growth holds both a debt and equity investment. Investments were comprised of late and growth-stage businesses in the technology, healthcare and select consumer services and products industries. Runway Growth’s normal business operations include frequent communication with portfolio companies.

Investment Team Update

We are also announcing that David Spreng, CEO and Founder, has returned to the position of Chief Investment Officer, effective immediately. The members of the Investment Committee are David Spreng, Tom Raterman, CFO and COO, and Patrick Schafer, Partner, BC Partners Credit.

About Runway Growth Finance Corp.

Runway Growth is a specialty finance company focused on providing flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity. Runway Growth is a closed-end investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. Runway Growth is externally managed by Runway Growth Capital LLC, an affiliate of BC Partners Advisors L.P. and led by industry veteran David Spreng. For more information, please visit www.runwaygrowth.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in forward-looking statements as a result of a number of factors, including those described from time to time in Runway Growth’s filings with the Securities and Exchange Commission. Runway Growth undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

No Offer or Solicitation

This press release is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and the communication of this press release is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities in Runway Growth, SWK or in any fund or other investment vehicle managed by Runway Growth Capital LLC, BC Partners Advisors L.P. or any of their affiliates.

Important Disclosures

Strategies described in this press release involve special risks that should be evaluated carefully before a decision is made to invest. Not all of the risks and other significant aspects of these strategies are discussed herein. Please see a more detailed discussion of these risk factors and other related risks in the Company’s most recent annual report on Form 10-K in the section entitled “Risk Factors”, which may be obtained on the Company’s website, www.runwaygrowth.com, or the SEC’s website, www.sec.gov.

IR Contacts:

Taylor Donahue, Prosek Partners, rway@prosek.com

Thomas B. Raterman, Chief Financial Officer and Chief Operating Officer, tr@runwaygrowth.com